UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	25-1811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares of Beneficial Interest, par value $.01 per share	HT	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PC	New York Stock Exchange
6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	HT-PE	New York Stock Exchange

Item 1.01    Entry Into a Material Definitive Agreement.

On September 10, 2019, Hersha Hospitality Trust (the “Company”), as parent guarantor, Hersha Hospitality Limited Partnership (the “Operating Partnership”), as borrower, and certain indirect subsidiaries of the Company entered into an Amended and Restated Term Loan Agreement (the “Term Loan Agreement”) with certain lenders, for whom Citibank, N.A. (“Citibank”) is acting as the administrative agent and Wells Fargo Bank, N.A. (“Wells Fargo”) is acting as the syndication agent.  The Term Loan Agreement provides for a $300 million senior unsecured term loan credit facility (the “Term Loan Facility”) by amending and restating the Company's existing senior unsecured credit facility.  Citibank and an affiliate of Wells Fargo acted as joint lead arrangers and joint book running managers for the Term Loan Facility.  On the closing date (September 10, 2019), the Term Loan Facility was funded as a single draw of $300 million.  The maturity date of the Term Loan Facility is September 10, 2024.  Pursuant to the Term Loan Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the lenders all of the obligations of the Operating Partnership and each other guarantor under the Term Loan Agreement, any notes and the other loan documents, including any obligations under hedging arrangements.  From time to time, the Operating Partnership may be required to cause additional subsidiaries to become guarantors under the Term Loan Agreement.

Subject also to financial covenants and other restrictions referenced below, availability under the Term Loan Agreement is based on the lesser of (i) the borrowing base value for all hotel properties that are borrowing base assets and (ii) an amount that results in the Borrowing Base Debt Service Coverage Ratio (as defined in the Term Loan Agreement) being equal to 1:50 to 1:00.  The borrowing base assets as of September 10, 2019, the closing date of the Term Loan Agreement, are: The Boxer, Boston, MA; Courtyard Brookline, Brookline, MA; NU Hotel, Brooklyn, NY; Holiday Inn Express Cambridge, Cambridge, MA; Residence Inn Coconut Grove, Coconut Grove, FL; Gate JFK Airport Hotel, Jamaica, NY; Parrot Key Resort, Key West, FL; Winter Haven Hotel, Miami Beach, FL; Blue Moon Hotel, Miami Beach, FL; Hampton Inn Philadelphia, Philadelphia, PA; The Rittenhouse, Philadelphia, PA; Courtyard San Diego, San Diego, CA; Hampton Inn Washington DC, Washington, DC; Sheraton Wilmington South, Wilmington, DE; Cadillac Hotel and Beach Club Miami Beach, Miami, FL; Ritz Carlton Georgetown, Washington, DC; Hilton Garden Inn M Street, Washington, DC; TownePlace Suites Sunnyvale, Sunnyvale, CA; Hampton Inn Manhattan-Seaport Financial District, New York, NY; Hilton Garden Inn JFK, Jamaica, NY; Duane Street Hotel, New York, NY; Hyatt House White Plains, White Plains, NY; Holiday Inn Express 29th Street, New York, NY; Envoy Hotel, Boston, MA; Ambrose Hotel, Santa Monica, CA; Mystic Marriott, Groton, CT; Pan Pacific Hotel, Seattle, WA; and The Westin Philadelphia, Philadelphia, PA.

At the option of the Company, all borrowings under the Term Loan Agreement will bear interest at a rate per annum equal to either:

•
the greatest of (a) 0.50% above the Federal Funds Rate (as defined in the Term Loan Agreement), (b) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its base rate, and (c) the one-month Eurodollar Rate (as defined in the Term Loan Agreement) plus 1.00% plus, in each case, a margin that fluctuates from 35 basis points to 100 basis points based upon the Company’s leverage ratio; or

•	the Eurodollar Rate, in each case plus a margin that fluctuates from 135 basis points to 200 basis points also based upon the Company’s leverage ratio.

The Term Loan Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum leverage ratio, maximum secured debt leverage ratio, minimum fixed charge coverage ratio, maximum dividend payout ratio and minimum tangible net worth financial covenants, borrowing base financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the loan and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Term Loan Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the lenders to exercise all rights and remedies available to them.

Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries from time to time for which they have received, and may in the future receive, customary fees and expenses.

A copy of the Term Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Term Loan Agreement, dated as of September 10, 2019, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as parent guarantor, the guarantors named therein, as guarantors, the initial lenders named therein, as initial lenders, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, and Citibank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book running managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: September 12, 2019	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer